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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 29, 2003
                                                          --------------

                          DATA SYSTEMS & SOFTWARE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                     0-19771                22-2786081
-----------------------------   -------------------------- --------------------
 (State or Other Jurisdiction   (Commission file Number)        (IRS Employer
       of Incorporation)                                     Identification No.)



                    200 ROUTE 17, MAHWAH, NEW JERSEY               07430
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                (Address of Principal Executive Offices)        (Zip Code)



        Registrant's telephone number, including area code (201) 529-2026
                                                            --------------

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Item 5.     Other Events and Regulation FD Disclosure.

Board  of  Directors.
--------------------

     On April 28, 2003, Dr. Allen I. Schiff resigned from our Board of Directors. Dr. Schiff also served as chairman of our Audit and Compensation Committees. On April 29, 2003, Dr. Susan L. Malley resigned from our Board of Directors. Dr. Malley also served as a member of our Audit and Compensation Committees.

     The resignations of Dr. Schiff and Dr. Malley were not due to disagreement with us on any matter relating to our operations, policies or practices. Their letters of resignation are attached as exhibits to this report.

     On April 29, 2003, the Board appointed Elihu Levine and Shane
Yurman to fill the vacancies created by the resignations of Drs. Schiff and Malley. Mr. Levine accepted his appointment on April 29, 2003, and will also serve on our Audit Committee. Mr. Yurman accepted his appointment on April 30, 2003, and will also serve as Chairman of our Audit Committee.

Affirmation of Transfer to The Nasdaq SmallCap Market.
-----------------------------------------------------

     On April 28, 2003, we received notice from the Nasdaq Listing and Hearing Review Counsel that the Review Counsel has affirmed the decision by the Nasdaq Listing Qualifications Panel to transfer our common stock from The Nasdaq National Market to The Nasdaq SmallCap Market.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        -------------------------------------------------------------------

     (c)  Exhibits

     Exhibit  99.1  -  Letter  of Dr. Susan L. Malley.

     Exhibit  99.2  -  Letter  of Dr. Allen I. Schiff.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     DATA SYSTEMS & SOFTWARE INC.



Date:  April 30, 2003                BY:     s/Sheldon Krause
                                          -----------------------
                                               Sheldon Krause
                                               Secretary




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